Exhibit 99.1

August 19, 2024

Dear HOFV Shareholders,

I am writing to share a number of updates and my perspective on the growth of our company. As an initial matter, I couldn’t be more excited for the kick-off of the 2024 NFL Season. As some of you may have seen, Hall of Fame Village had two commercials air last night during the “Pre-Kick” and “Post-Gun” segments of the preseason NFL game between the New Orleans Saints and the San Francisco 49ers on FOX. This is a significant milestone for our company, highlighting our continued progress as a young company and growing relevance with a national audience during a Sunday night NFL game. It also is a testament to our forward momentum and expanding relationship with key partners like the NFL and FOX.

On other fronts, we recently provided our second quarter financial results and an update on the overall business. While I realize revenue for the second quarter was below the prior year, I’m very encouraged by the direction of our team in being accountable for expenses and stabilizing our existing business verticals to become more profitable. In an early-stage company, this can take up to three to five years in a normal environment, and I think we can all agree this is not a normal business environment. Having said that, we are laser focused on new business development and revenue generation across all fronts.

Starting with the Hall of Fame Village, the number of new events on our calendar continues to grow every day. Both public and private events are key to an integrated revenue growth model. The more events we have, the more people come to our destination, staying in our hotels, dining in our restaurants, and having fun with all the other forms of entertainment we provide. As we increase attendance, we also have a chance to deliver an even better guest experience through our sponsor partners’ product and service offerings. We have been pragmatic about when to engage with certain categories of partnerships, as we want to fully leverage the growth to enhance the return to our partners and to HOFV.

In addition to event development, we also have been focused on a campus-wide IT initiative to allow for greater packaging of guest experiences during the planning phase of the guest vacation cycle. The more seamless this opportunity becomes with technology, the better the guest experience, the greater the chance of enhancing the length of stay and increasing the number of experiences a guest can enjoy when they come to the Village. This is a near-term opportunity, and we’re already seeing the advantages of bundling in terms of operational efficiency and enhancing revenue synergies for the company.

Lastly, our partnership entered earlier this year with Unrivaled Sports continues to build. We are excited about all the new youth sports programming we’ve had this year, and what is already on the books for 2025. This is a strategic relationship that not only brought new equity into the company, but also allows us to leverage programming opportunities from events being held all over the United States.

With respect to our Hall of Fame Village Media vertical, you will have seen our pipeline continues to grow. We currently have 50% more new projects in our development/distribution phase now than we did a year ago. This is incredible growth and highlights the value of the unique content that we have access to, as we’ve always discussed. I have every expectation our Media vertical will turn profitable this year. While not large numbers yet, this again shows our ability to manage a business from start-up to profitability. We remain committed to finding new and compelling stories, and to working with the best production and distribution companies to execute our game plan.

In our Gold Summit Gaming vertical, our team has focused on both traditional and “non-traditional” gaming opportunities. We’ve just held our largest branded gaming event yet, the Gridiron Gateway, that featured some of the top players in the world along with a popular professional football player that loves “gaming”. The feedback from these players and the gaming community has been resoundingly positive, with significant interest in attending future events at the Village. But the opportunities in our Gaming vertical don’t stop there.

Cornhole anyone? The American Cornhole League Championships also has become part of our gaming experience, returning for the second year. Nationally televised throughout the tournament, ESPN covered this event from start to finish. Our mobile sports betting partner, Betr, has continued to grow its brand, media influence, and fantasy offerings. We fully expect a heightened focus and growth in sports betting as Betr continues to invest in its technology and product offerings. We also continue to work with Betr on unique and interesting ways to activate the relationship at the Village and through mobile channels. We also just hosted the largest fantasy football expo in the country this month, bringing fantasy experts and fans from across the country to our Village, which highlighted our integrated revenue model by creating additional hotel stays and opportunities to enjoy the many amenities we offer. Not to mention the marketing uplift. Both Betr and Yahoo Sports recorded high-profile podcasts at our Tom Benson Hall of Fame Stadium during the expo, reaching their expansive audiences. Gaming will continue to deliver a diverse array of competitive and content-driven initiatives, blending traditional sports fandom with dynamic content. Again, having set a goal of profitability, I have every expectation our Gaming vertical will turn a modest profit this year. From only two years of operation to generate bottom line income for HOFV is a great accomplishment.

Now to the two most critical path items for our company: (1) funding to complete our onsite Gameday Bay Waterpark and Hilton Tapestry Hotel, and (2) restructuring our balance sheet to ensure stability and success for our company to grow. Both initiatives are keys to increasing shareholder value, which creates an even bigger, more compelling opportunity in attracting new investors coming into the company and allowing us to achieve our long-term financial targets.

Funding Efforts for Gameday Bay Waterpark and Hilton Tapestry Hotel: We have now aligned all parts of each capital stack for these two assets, with the exception of our $28M senior hotel loan and the purchase of $15M of Tourism Development District Bonds. We are working closely with key stakeholders to finalize the remaining pieces of the puzzle. This work has taken far longer than we originally anticipated. The reason for the delay, well it’s a very restrictive lending environment and we have multiple stakeholders contributing to the capital requirements for both these new assets. We have not leveraged the public trading markets for new equity (selling HOFV stock through our at-the-market offering) in a more aggressive way, because we have seen the stock price suffer during the high inflationary environment and the stock market pressures similar companies have faced over the last few years. It’s important that everyone realize we are still an early-stage company that has not established a long history of credit worthiness or revenue generation. That, coupled with the need to restructure some of our shorter-term debt, has necessitated us to be carefully aligned with potential investors and lenders, to allow them to be comfortable with the future success of our company. I, like many of you, have become impatient with the amount of time this has taken; at the same time, I have a responsibility to our shareholders and other stakeholders involved to balance the speed of new capital coming into the company with the requests/requirements for all those involved. While not as fast as we all had hoped, we are making progress.

For example, while lending has been a challenge, it is telling that the State of Ohio has provided us additional support towards building these assets in the form of direct grants. First, we were awarded a $15.8M Transformational Mixed Use Development Grant, to be provided once the hotel/waterpark combination are completed. This is equity into our company without selling additional shares of stock. Second, the State of Ohio also recently provided a $9.8M grant through its One Time Strategic Community Investments Fund. Again, more equity into HOFV without dilution around the sale of new stock. This support for our company is in recognition of the significant economic impact that we have already had on our State, County and City. In addition to these grants, our local community partners have again provided ongoing support to our company in the form of grants and debt restructuring that will ease the near-term repayment burden on our company books.

Restructuring Our Balance Sheet: Since the company’s inception, HOFV has developed over $400M of assets with multiple sources of traditional and non-traditional funding. While going public in July of 2020 was supposed to provide a significant new injection of equity into the company, due to the global health pandemic and general uncertainty in the markets, many investors did not stay in the SPAC merger we conducted with Gordon Point. This only allowed us to bring in roughly $30M of new equity into the company at that time, a small percentage of what was originally expected prior to COVID-19 pandemic. Since going public, we had to do multiple different equity raises to operate and develop company assets. In addition, we had to conduct a reverse stock split to ensure our stock would continue to be available for shareholders to trade on the Nasdaq, and we also had to take on shorter term debt as that was all the markets would afford us at the time. In making all these difficult decisions, our Board and our Management team have still not sold a single share of HOFV stock, other than routine tax withholdings effectuated consistent with our company policy. In fact, many have taken stock in lieu of cash payments, and many, including myself, have continued to invest in our company as we believe so deeply in its mission and long-term success. All these efforts should give shareholders confidence.

Now, we have heightened our focus towards working with those shorter-term creditors to help support and realign our debt profile to allow for the company to build and stabilize. We have extended $49M of debt due in 2024 for one year, to March 2025. This debt, held by our largest shareholder and one of our largest lenders, has been extended to allow for further discussion on how to balance the funding needed by the company and the future repayment profile required by the lender. In addition, we restructured $21M of near-term community debt held by the county, city and community foundations and extended that out 20 years, with a repayment plan that allows for no near-term payments over the next few years. Lastly, we’ve worked with the Visit Canton Tourism Bureau and the Stark Community Foundation teams to provide near-term operating liquidity through $1.2M of new grant and/or marketing funding.

While I realize all of this is very complicated, we have been shown time and time again how committed our key stakeholders are in helping HOFV launch and stabilize through some of the most difficult circumstances. Many companies our size have failed over the last couple of years, but I remain confident in our plan and those that have supported us throughout. I want to thank all those who have not only helped HOFV continue to build and grow, but those partners that have been willing to extend their original relationships because they’ve seen the success of the HOFV vision come to life. Partners like Constellation Energy that have provided access to lending for new energy efficient building and sponsorship. Partners like the Pro Football Hall of Fame that continue to allow synergies with our business development efforts across all our verticals. Partners like the NFL that has expanded its programming with events like the massive NFL Flag Football Championships event we just held at the Village, as well as NFL Films working on multiple different media projects with us that are continuing to be developed and distributed.

We’re all facing difficult times, and we all want things to get better faster. We’re facing an important political decision this election year, we’re looking at the balance between inflation and recession, and we all have other challenges in our personal lives that create opportunity for negativity on a daily basis. The one thing I not only take comfort in, but am greatly energized by, is that HOFV provides our guests a chance to forget those things and immerse ourselves in sports and entertainment. Experiences are key to living life, we all want to enjoy our lives to the fullest with our family and friends. Our goal is to continue to provide unique and memorable experiences for our guests to enjoy. HOFV has a great destination for the highest level of sports and entertainment to occur, our Media company is already telling unique and compelling stories to immerse viewers in content that we create, and Gaming is all around us with sports betting, e-gaming, fantasy sports and other interactive entertainment. With the support of our shareholders and lenders, we have been building on all fronts, and will continue to build our company to have long-term success.

Thank you, and I look forward to continuing to provide you with updates on progress as we move through the rest of 2024, and into a great new 2025!

Honor the Past and Inspire the Future!

/s/ Michael Crawford

Michael Crawford

President & CEO

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “plan,” “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” , “commitment” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities and for working capital; litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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